Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cardiff International, Inc. (the Company") on Form 10-K for the period ended herein as filed with the Securities and Exchange Commission (the "Report"), I. Daniel Thompson, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Cardiff International, Inc.
Date: October 31, 2016	By:	/s/ Daniel Thompson
Daniel Thompson
Chief Executive Officer and Chief Financial Officer